UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2005

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On August 2, 2005, the Company announced that its Board of Directors had accepted the resignation of Jerry T. Kendall, the Company’s President and Chief Executive Officer and a board member, from all Company positions held by him, effective at the close of business on August 1, 2005.

    The Board of Directors further announced that Chairman Robert S. Wiggins has agreed to reassume the duties of CEO and President until such time as a new Chief Executive Officer has been hired.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit No. 99.1 99.2 99.3	Description Press release issued August 1, 2005 Resignation Letter dated August 1, 2005 Termination Agreement dated August 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: August 5, 2005	By: /s/ Scott J. Loucks
Name: Scott J. Loucks
Title: VP of Finance CFO